                                                                    EXHIBIT 99.2


                            (Former) ENDOLOGIX, INC.
                            CONDENSED BALANCE SHEETS

               (In thousands, except share and per share amounts)



                                                              December 31,        March 31,
                                                                 2001               2002
                                                              ------------        ---------
                                                                                 (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                    $  3,845           $  2,865
  Accounts receivable, net                                          524                807
  Inventories                                                     1,390              1,367
  Other current assets                                               89                 52
                                                               --------           --------
      Total current assets                                        5,848              5,091
Property and equipment, net                                         162                148
Notes receivable from officers                                       24                 25
Other assets                                                        317                317
                                                               --------           --------
      Total Assets                                             $  6,351           $  5,581
                                                               ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $    860           $  1,171
  Accrued liabilities                                               178                157
  Notes payable                                                   1,000              1,000
                                                               --------           --------
      Total current liabilities                                   2,038              2,328
Redeemable, convertible preferred stock, $0.001 par value:
   10,000,000 shares authorized:
    Series A: 1,300,000 shares authorized; issued and
       outstanding 1,300,000 at December 31, 2001 and
       March 31, 2002 (liquidation preference - $1,625 at
       March 31, 2002)                                            1,618              1,619
    Series B: 3,200,000 shares authorized; issued and
      outstanding 2,971,989 at December 31, 2001 and
      March 31, 2002 (liquidation preference - $7,430 at
      March 31, 2002)                                             7,417              7,418
    Series C: 447,345 shares authorized; issued and
      outstanding 428,571 at December 31, 2001 and
      March 31, 2002 (liquidation preference - $1,500 at
      March 31, 2002)                                             1,485              1,487

Commitments and contingencies (Note 5)

Stockholders' equity:
  Common stock, $.001 par value; 15,500,000 authorized,
   6,162,000 and 6,196,000 shares issued as of December
   31, 2001 and March 31, 2002, respectively                          6                  6
  Additional paid-in capital                                      7,751              7,756
  Treasury stock, at cost - 332,000 shares at December 31,
   2001 and March 31, 2002                                          (60)               (60)
  Deferred compensation                                          (1,234)            (1,108)
  Note receivable from shareholder                                 (174)              (174)
  Accumulated deficit                                           (12,496)           (13,691)
                                                               --------           --------
      Total stockholders' equity                                 (6,207)            (7,271)
                                                               --------           --------
      Total Liabilities and Stockholders' Equity               $  6,351           $  5,581
                                                               ========           ========



See accompanying notes

                            (Former) ENDOLOGIX, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                 (In thousands)

                                   (Unaudited)




                                                    Three Months Ended
                                                          March 31,
                                                2001                  2002
                                              -------               -------
Sales                                         $   734               $   863
Cost of product sales (1)                         301                   328
                                              -------               -------
Gross profit                                      433                   535
                                              -------               -------
Operating expenses:
  Research and development (1)                    866                   883
  Selling, general and
      administrative (1)                          460                   846
                                              -------               -------
Total operating expenses                        1,326                 1,729
                                              -------               -------
Loss from operations                             (893)               (1,194)

Other income (expense):
   Interest income                                 53                    12
   Other income (expense), net                     53                    (9)
                                              -------               -------
          Total other income                      106                     3
                                              -------               -------
Net loss                                         (787)               (1,191)
Accretion of discount on redeemable
 preferred stock                                   (4)                   (4)
                                              -------               -------
Net loss attributable to
      common shareholders                     $  (791)              $(1,195)
                                              =======               =======


(1) Includes stock-based
      compensation as follows:
        Cost of goods sold                    $    11               $    10
        Research and development                   21                    50
        Selling, general and
            administrative                         51                    66
                                              -------               -------
      Total stock-based compensation          $    83               $   126
                                              =======               =======


See accompanying notes

                            (Former) ENDOLOGIX, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (Unaudited)
                                 (In thousands)



                                                               Three Months Ended
                                                                    March 31,
                                                           ---------------------------
                                                             2001               2002
                                                           -------             -------
Cash flows from operating activities:
   Net loss                                                $  (787)            $(1,191)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
      Depreciation and amortization                             17                  21
      Stock based compensation expense                          83                 126
   Change in:
         Accounts receivable                                   410                (283)
         Inventories                                          (326)                 23
         Other receivables and current assets                 (359)                 37
         Receivable from related party                          (1)                 (1)
         Accounts payable and accrued expenses                (102)                290
                                                           -------             -------
              Net cash used in operating activities         (1,065)               (978)

Cash flows used in investing activities:
   Capital expenditures for property and equipment
     and other assets                                          (17)                 (7)

Cash flows provided by financing activities:

   Proceeds from exercise of common stock options               20                   5
                                                           -------             -------
Net decrease in cash and cash equivalents                   (1,062)               (980)
Cash and cash equivalents, beginning of period               7,176               3,845
                                                           -------             -------
Cash and cash equivalents, end of period                   $ 6,114             $ 2,865
                                                           =======             =======


See accompanying notes

                            (Former) ENDOLOGIX, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                 MARCH 31, 2002


1. BUSINESS AND BASIS OF PRESENTATION

Business

The (former) Endologix, Inc. was incorporated on June 20, 1997 in the State of Delaware. The (former) Endologix manufactures for resale unique medical devices primarily for the treatment of patients with abdominal aortic aneurysms to both domestic and foreign customers. The (former) Endologix sells its products to health care facilities primarily in Europe and in the United States, for clinical studies, and operates in a single business segment.

Basis of Presentation

The accompanying condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the unaudited three month period ended March 31, 2002 are not necessarily indicative of results that may be expected for the year ending December 31, 2002 or any other period. For further information, including information on significant accounting policies and use of estimates refer to the financial statements and footnotes thereto included in the Radiance Medical Systems, Inc. (the "Registrant") proxy statement filed April 26, 2002.

The (former) Endologix has experienced operating losses since inception and at March 31, 2002 has a shareholders' deficit of $7,271. The (former) Endologix expects that its operations will continue to use cash in 2002 as the (former) Endologix's primary product continues its U.S. clinical trials. As described in
Note 2, the (former) Endologix has completed a merger with the Registrant. Management believes that cash held by the Registrant will be sufficient to fund its operations through June 2003.

2. MERGER

On May 29, 2002 the (former) Endologix completed a merger with the Registrant, Radiance Medical Systems Inc., a publicly held minority shareholder of the (former) Endologix. Under the terms of the merger agreement, the Registrant paid the (former) Endologix's shareholders $0.75 in cash and one share of the Registrant's common stock for each share of the (former) Endologix common stock not already owned by the Registrant. The (former) Endologix's currently outstanding

                            (Former) ENDOLOGIX, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (CONTINUED)


redeemable preferred stock was converted to common stock prior to the closing of the transaction. In addition, the (former) Endologix's common shareholders may receive milestone payments up to $0.50 for each share of the (former) Endologix common stock based upon certain performance criteria.

3. INVENTORIES

Inventories are stated at the lower of cost or market with cost determined using the first in, first out method. Inventories consist of the following:

                                           DECEMBER 31,          MARCH 31,
                                              2001                  2002
                                           ------------          ---------
               RAW MATERIALS                 $  680               $  558
               WORK IN PROCESS                   63                   65
               FINISHED GOODS                   647                  744
                                             ------               ------
                                             $1,390               $1,367
                                             ======               ======

4. NOTE PAYABLE

On September 4, 2001, the (former) Endologix issued a $1,000 unsecured subordinated convertible note to a shareholder. The note bears interest at 10% and is due in full on September 10, 2002. The terms of the note agreement provide for automatic conversion of $500 of principal into shares of the (former) Endologix's Series D Preferred Stock if the (former) Endologix completes an equity offering greater than $2,500. The note also provides for voluntary conversion of $500 of principal into Series D Preferred Stock any time prior to or upon the closing of such financing.

5. COMMITMENTS AND CONTINGENCIES

SUPPLIER AGREEMENT

The (former) Endologix purchases a key component for its product from a related party under a supply agreement that expires in 2007, and which then automatically renews. Under the terms of the agreement, the (former) Endologix has agreed to purchase certain dollar amounts of the component or the agreement may be canceled. The (former) Endologix is economically dependent on this vendor as it is currently the sole source provider of the medical device component.

                            (Former) ENDOLOGIX, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (CONTINUED)



DISTRIBUTION AGREEMENT

In the first quarter of 2001, the (former) Endologix sold product to a shareholder in connection with a distribution agreement entered into on February 12, 1999. Total sales made to the shareholder during the first quarter of 2001 totaled $436. In addition, there was approximately $44 in accounts receivable as of March 31, 2001. On June 30, 2001, the (former) Endologix and the shareholder mutually agreed to terminate the distributor agreement.

JOINT DEVELOPMENT AGREEMENT

On January 24, 2000, the (former) Endologix entered into a joint development agreement with a shareholder whereby the (former) Endologix received $1,800 to undertake a research and development project and fund certain purchases by the shareholder. During the first quarter of 2001, the (former) Endologix incurred $23 in expenses related to the project, and purchases of $46 were paid with the joint development funds. On June 30, 2001, the shareholder terminated the joint development agreement and the remaining deferred revenue was recorded as other income.